Exhibit 99.1
PLX Technology, Inc. Reports Fourth Quarter,
Fiscal Year 2013 Financial Results

Record Annual GAAP Net Income, PCI Express Revenues, Design Wins

SUNNYVALE, Calif., Jan. 27, 2014 -- PLX Technology, Inc. (NASDAQ: PLXT), the global leader in PCI Express® (PCIe®) silicon and software connectivity solutions enabling emerging data center architectures, today announced fourth quarter revenues of $25.7 million and GAAP income of $1.0 million, or $0.03 per share (diluted).  For 2013, PLX® reported revenue of $104.5 million and GAAP income of $7.3 million, or $0.15 per share (diluted).

“Our ongoing commitment to controlling costs and focusing on our market-leading PCI Express products resulted in our most profitable year in company history,” said David Raun, PLX president and CEO.  “PCI Express revenues were up 2 percent over Q3 and 13 percent annually.  We are pleased to see a number of Gen3 designs ramping to volume production and expect many more of our customers to launch their Gen3-enabled products in 2014.  Design activity remains strong for both our Gen2 and Gen3 products, underscoring our market leadership and ongoing growth opportunity.”

Non-GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q4 2013	Q3 2013	Q4 2012	2013	2012
Net revenues	$25.7	$25.7	$23.4	$104.5	$100.2
Gross Margin	$14.3	$14.7	$13.7	$59.6	$58.9
Operating expense	$12.4	$11.8	$11.5	$47.6	$53.7
Operating income from continuing operations	$1.9	$2.9	$2.2	$12.0	$5.2
Income from continuing operations	$1.9	$2.8	$2.4	$11.6	$4.8
Income per share (diluted) from continuing operations	$0.04	$0.06	$0.06	$0.25	$0.10

The above non-GAAP financial information (other than net revenues, which are presented on a GAAP basis) excludes lawsuit verdict contingency accrual expense, share-based compensation, acquisition, restructuring and impairment charges, amortization of acquired intangibles and discontinued operations.  See “Use of Non-GAAP Financial Information” below.

GAAP Financial Comparison
(in millions, except per share amount)

	Quarterly Results			Year to Date
	Q4 2013	Q3 2013	Q4 2012	2013	2012
Net revenues	$25.7	$25.7	$23.4	$104.5	$100.2
Gross Margin	$14.1	$14.5	$13.7	$59.1	$58.8
Operating expense	$13.2	$12.4	$14.1	$51.6	$63.6
Operating income (loss) from continuing operations	$0.8	$2.0	$(0.4)	$7.5	$(4.8)
Income (loss) from continuing operations	$0.8	$2.0	$(0.2)	$7.1	$(5.2)
Income (loss) per share (diluted) from continuing operations	$0.02	$0.04	$-	$0.15	$(0.12)

“Our balance sheet in the quarter continued to improve as we paid down our bank debt and increased our cash and investments to $20.4 million, while increasing shareholder equity 24 percent over the course of the year,” said Raun.  “As we look to 2014, we anticipate growth in revenues and profits, driven by a robust design win pipeline and a strong focus on improving gross margins and controlling costs.”

Product Update:
PLX today offers an industry-leading 18 PCI Express (PCIe) Gen3 switches now in production and expects to release next generation PCIe Gen3 feature-rich technology in the coming quarters to enable its ExpressFabric® initiative.  ExpressFabric was demonstrated live at the Intel Developers Forum (IDF) and SuperComputing (SC13) conferences in 2013.  PLX is working closely with market leaders who are planning to deploy ExpressFabric technology in data centers to replace box-to-box connectivity currently using Ethernet and InfiniBand within individual racks.  ExpressFabric eliminates power hungry and costly protocol translation adapter cards and retains native PCIe within the rack while seamlessly connecting to Ethernet for rack-to-rack connectivity.

Business Outlook:
The following statements are based on current expectations.  The company does not intend to update, confirm or change this guidance until its first quarter 2014 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the first quarter ending March 31, 2014, are expected to be between $24 million and $27 million
•
Non-GAAP gross margins are expected to be approximately 56 percent with GAAP margins at approximately 55 percent.  The GAAP number includes an accrual for royalties associated with the Internet Machines litigation and share-based compensation.

•
Operating expenses are expected to be approximately $14.0 million.  Included in operating expenses are share-based compensation charges of approximately $0.6 million.  The first quarter also includes a 40nm tape-out and beginning of the year higher payroll taxes.  For the year, operating expenses net of share-based compensation are expected to be about $52 million.

Conference Call:
PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PT) to discuss its fourth quarter and fiscal year 2013 financial results, as well as its first quarter 2014 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX website at www.plxtech.com/investors, which also can be heard live via telephone at (877) 474-9506, using access code 18615127.  International callers may dial +1 (857) 244-7559.  A recorded replay of this webcast will be available on the PLX website beginning 6:00 p.m. (PT) on January 27, 2014, through 11:59 p.m. (PT) on February 3, 2014.  To listen to the replay via telephone, call (888) 286-8010 and use access code 98425423.  International callers may dial +1 (617) 801-6888.

About PLX:
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, LinkedIn, Facebook, Twitter and YouTube.

Use of Non-GAAP Financial Information:
To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, royalty accruals associated with the Internet Machines litigation, acquisition, restructuring and impairment related charges, amortization of acquired intangibles and discontinued operations.  A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to PLX investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement:
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook,” and statements regarding PLX’s growth potential and GAAP profitability this year, our expectations for the release of feature-rich technology and expectations for Gen 3-enabled product customer launches.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the company’s products, adverse economic conditions in general or those specifically affecting the company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the company’s customers and unexpected expenses.  Please refer to the documents filed by the company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2012, and PLX’s quarterly reports on Forms 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

PLX, the PLX logo, and ExpressFabric are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective organizations.

********************

Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC (for PLX)
Tel: (650) 312-9060
leslie@greencommunicationsllc.com

Editorial Contact:
David Hurd
Sr. Director, Corporate Communication
Tel: (408) 328-3594
dhurd@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
	2013	2013	2012	2013	2012
Net revenues	$25,697	$25,725	$23,413	$104,490	$100,248
Cost of revenues	11,624	11,265	9,729	45,359	41,462
Gross margin	14,073	14,460	13,684	59,131	58,786
Operating expenses:
Research and development	6,328	6,107	6,170	24,876	27,532
Selling, general and administrative	6,910	6,309	6,163	26,442	28,927
Acquisition and restructuring related costs	-	-	1,719	291	6,898
Amortization of purchased intangible assets	-	-	22	-	245
Total operating expenses	13,238	12,416	14,074	51,609	63,602
Income (loss) from operations	835	2,044	(390)	7,522	(4,816)
Interest income (expense) and other, net	(29)	(2)	(30)	(157)	(149)
Income (loss) from continuing operations before provision for income taxes	806	2,042	(420)	7,365	(4,965)
Provision (benefit) for income taxes	27	57	(230)	229	236
Income (loss) from continuing operations, net of tax	779	1,985	(190)	7,136	(5,201)
Gain (loss) from discontinued operations, net of tax (1)	258	-	(423)	201	(27,388)
Net income (loss)	$1,037	$1,985	$(613)	$7,337	$(32,589)

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.02	$0.04	$-	$0.16	$(0.12)
Gain (loss) from discontinued operations	$0.01	$-	$(0.01)	$-	$(0.61)
Net income (loss)	$0.03	$0.04	$(0.01)	$0.16	$(0.73)

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.02	$0.04	$-	$0.15	$(0.12)
Gain (loss) from discontinued operations	$0.01	$-	$(0.01)	$-	$(0.61)
Net income (loss)	$0.03	$0.04	$(0.01)	$0.15	$(0.73)

Shares used to compute per share amounts:
Basic	45,750	45,682	45,053	45,603	44,882
Diluted	47,082	46,692	45,053	46,523	44,882

(1) Gain (loss) from discontinued operations includes gain on disposal of $297 for the three and twelve months ended December 31, 2013 and $1,353 and $3,450 for the three and twelve months ended December 31, 2012, respectively.

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31	December 31
	2013	2012
ASSETS

Cash and investments	$20,424	$16,711
Accounts receivable, net	12,835	10,635
Inventories	10,289	10,560
Property and equipment, net	10,333	11,267
Goodwill	20,461	20,461
Other assets	2,818	3,345
Total assets	$77,160	$72,979

LIABILITIES

Accounts payable	$6,511	$10,738
Accrued compensation and benefits	4,050	4,493
Accrued commissions	480	817
Other accrued expenses	3,213	2,259
Short term borrowings against line of credit	-	8,000
Long term borrowings against line of credit	5,000	-
Total liabilities	19,254	26,307

STOCKHOLDERS' EQUITY

Common stock, par value	46	45
Additional paid-in capital	193,391	189,444
Accumulated other comprehensive loss	(277)	(226)
Accumulated deficit	(135,254)	(142,591)
Total stockholders' equity	57,906	46,672
Total liabilities and stockholders' equity	$77,160	$72,979

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
	2013	2013	2012	2013	2012
Income From Continuing Operations Reconciliation
GAAP Income (Loss)	$779	$1,985	$(190)	$7,136	$(5,201)
Acquisition and restructuring related costs	-	-	1,719	291	6,898
Share-based compensation	875	545	887	2,752	2,893
Lawsuit verdict contingency accrual	213	293	-	1,409	-
Amortization of purchased intangible assets	-	-	22	-	245
Non-GAAP Income	$1,867	$2,823	$2,438	$11,588	$4,835

Income Per Share From Continuing Operations Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.02	$0.04	$-	$0.15	$(0.12)
Effect of acquisition and restructuring related costs	-	-	0.04	0.01	0.15
Effect of share-based compensation	0.02	0.01	0.02	0.06	0.06
Effect of lawsuit verdict contingency accrual	-	0.01	-	0.03	-
Effect of amortization of purchased intangible assets	-	-	-	-	0.01
Non-GAAP Diluted Income Per Share	$0.04	$0.06	$0.06	$0.25	$0.10

Operating Income From Continuing Operations Reconciliation
GAAP Operating Income (Loss)	$835	$2,044	$(390)	$7,522	$(4,816)
Share-based compensation - COGS	12	9	49	12	147
Share-based compensation - R&D	179	193	288	788	1,007
Share-based compensation - SG&A	684	343	550	1,952	1,739
Lawsuit verdict contingency accrual	213	293	-	1,409	-
Acquisition and restructuring related costs	-	-	1,719	291	6,898
Amortization of purchased intangible assets	-	-	22	-	245
Non-GAAP Operating Income	$1,923	$2,882	$2,238	$11,974	$5,220

Gross Margin From Continuing Operations Reconciliation
GAAP Gross Margin	$14,073	$14,460	$13,684	$59,131	$58,786
Share-based compensation - COGS	12	9	49	12	147
Lawsuit verdict contingency accrual	194	235	-	429	-
Non-GAAP Gross Margin	$14,279	$14,704	$13,733	$59,572	$58,933

Operating Expense From Continuing Operations Reconciliation
GAAP Operating Expenses	$13,238	$12,416	$14,074	$51,609	$63,602
Share-based compensation - R&D	(179)	(193)	(288)	(788)	(1,007)
Share-based compensation - SG&A	(684)	(343)	(550)	(1,952)	(1,739)
Lawsuit verdict contingency accrual	(19)	(58)	-	(980)	-
Acquisition and restructuring related costs	-	-	(1,719)	(291)	(6,898)
Amortization of purchased intangible assets	-	-	(22)	-	(245)
Non-GAAP Operating Expenses	$12,356	$11,822	$11,495	$47,598	$53,713

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
	2013	2013	2012	2013	2012
Net Revenues by Geography
Americas	21%	20%	15%	21%	16%
Asia Pacific	71%	71%	70%	70%	71%
Europe	8%	9%	15%	9%	13%

	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31
	2013	2013	2012	2013	2012
Net Revenues by Type
PCI Express Revenue	72%	71%	69%	72%	67%
Connectivity Revenue	28%	29%	31%	28%	33%